Exhibit 24.2

POWER OF ATTORNEY

Principal Financial Services, Inc.

Each person whose signature appears below does hereby:  (i) make, constitute and appoint Timothy M. Dunbar and Karen E. Shaff, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Principal Financial Services, Inc. (the “Company”), one or more Registration Statements of the Company on Form S-3 (the “Registration Statement”), including a prospectus and exhibits to such registration statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision; (ii) give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and (iii) ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 23rd day of April, 2014.

/s/ Larry D. Zimpleman	/s/ Dennis H. Ferro
Larry D. Zimpleman	Dennis H. Ferro

/s/ Terrance J. Lillis	/s/ C. Daniel Gelatt, Jr.
Terrance J. Lillis	C. Daniel Gelatt, Jr.

/s/ Betsy J. Bernard	/s/ Sandra L. Helton
Betsy J. Bernard	Sandra L. Helton

/s/ Jocelyn Carter-Miller	/s/ Richard L. Keyser
Jocelyn Carter-Miller	Richard L. Keyser

/s/ Gary E. Costley	/s/ Luca Maestri
Gary E. Costley	Luca Maestri

/s/ Michael T. Dan	/s/ Elizabeth E. Tallet
Michael T. Dan	Elizabeth E. Tallet